UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

MOUNT KNOWLEDGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52664	Not Applicable
(State or other jurisdiction of	(Commission File Number)	IRS Employer Identification No.)
incorporation or organization)

39555 Orchard Hill Place, Suite 600 PMB 6096, Novi, Michigan, 48375
(Address of principal executive offices)

248-893-4538
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since the last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e) -4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

(a)	Resignation of Previous Independent Registered Public Accounting Firm.

i	On December 14, 2010, the Company dismissed Jorgensen & Co (“Jorgensen”) as its independent auditing firm.

ii	Effective December 14, 2010, the Company’s Board of Directors appointed Malone & Bailey, LLP as the new independent registered public accounting firm.

iii

Jorgensen’s reports on the financial statements of the Company for the year ended October 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern disclosure that raised substantial doubt about the Company’s ability to continue as a going concern.

iv

In connection with the audit and review of the financial statements of the Company through July 31, 2010 and through December 14, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with Jorgensen’s opinion to the subject matter of the disagreement.

v

During the fiscal year ended October 31, 2009 and the subsequent interim period through December 14, 2010 (the date of the dismissal of Jorgensen), there were no reportable events with us as set forth in Item 304(a)(i)(v) of Regulation S-K.

vi

The Company provided Jorgensen with a copy of this Current Report on Form 8-K and requested that Jorgensen furnished it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from Jorgensen, and a copy of such letter is filed as Exhibit 16.1 to this Current Report Form 8-K.

(b)

We did not consult the new auditors regarding the application of accounting principles, the type of audit opinion that might be rendered or any matter that was the subject of disagreement with the prior auditors.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits

Exhibit
Number	Description

16.1	Letter from Jorgensen & Co dated December 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

MOUNT KNOWLEDGE HOLDINGS, INC.

Date: December 16, 2010	By:/s/ Daniel Carr
Daniel Carr
President &
Chief Executive Officer